DENMARK BANCSHARES, INC.

EXHIBIT (23.1)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

Stockholders' and Board of Directors

Denmark Bancshares, Inc.

Denmark, Wisconsin

We consent to the inclusion of our reports dated March 7, 2007, relating to the consolidated balance sheets of Denmark Bancshares, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal controls over financial reporting in the Form 10-K of Denmark Bancshares, Inc. as of December 31, 2006, and to the use of our name in such form. We also consent to the incorporation by reference in the Registration Statement (No. 333-69551) on Form S-8 of Denmark Bancshares, Inc. of our reports dated March 7, 2007, appearing in the Form 10-K of Denmark Bancshares, Inc.

Wipfli LLP

March 15, 2007

Green Bay, Wisconsin